SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2002
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                           Sandy Spring Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


              Maryland                                  0-19065                             52-1532952
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(State or other jurisdiction                       (Commission file                        (IRS Employer
of incorporation)                                       number)                       Identification Number)


17801 Georgia Avenue, Olney, Maryland  20832
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(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (301) 774-6400
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Item 9. Regulation FD Disclosure.
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         By this Form 8-K, Sandy Spring Bancorp, Inc., parent of Sandy Spring
Bank, Olney, Maryland, reports that its largest non-performing credit at September 30, 2002, has been paid in full. The credit, which had first been reported as nonperforming and non-accrual at December 31, 2001, represented $5.1 million of total non-accrual loans at September 30, 2002. Additional interest income of approximately $655,000, which had not been recorded previously because of the credit's non-accrual status, will be recorded in the fourth quarter of 2002. If this credit had been collected on or before September 30, 2002, Bancorp's consolidated non-accrual loans and leases would have been $984,000 instead of $6.1 million, and total nonperforming assets would have been $2.1 million, or 0.09% (9 basis points) of total assets, instead of $7.2 million or 0.32% of total assets.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SANDY SPRING BANCORP, INC.



                                            By:    /s/ Hunter R. Hollar

                                                  Hunter R. Hollar
                                                  President and
                                                  Chief Executive Officer


Dated : October 22, 2002